UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2020

MITESCO, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-53601	87-0496850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7535 East Hampden Avenue, Ste. 400 Denver, Colorado 80231
(Address of principal executive offices) (Zip Code)

(844) 383-8689
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into Material Definitive Agreement

Advisory Agreement with Michael Loiacono

On July 8, 2020 the Company entered into an agreement with Michael Loiacono to renew his advisory service for the remainder of FY2020. Mr. Loiacono has served as an advisor to the Company since 2018 and has previously been compensated through the issuance of 350,000 shares of restricted stock in aggregate since 2018 for his services. He has over 30 years’ experience in public company accounting and finance, as well having executed a number of merger & acquisition transactions.

Under the new agreement the Company agrees to engage the Advisor to advise in the financial and strategic operations of the Company and its subsidiaries to include  (the "Services"): (1) Advise on prospective acquisition and merger prospects; (2) Recommendations to the Board of Directors and the Company with respect to prospective sources of financing and funds; (3) Communications with accountants, auditors and others with respect to any filings required under any applicable federal or state securities laws; and (4) Advise with Board of Directors and all Officers of the Company on other important matters as requested or as is appropriate.

His compensation will consist of both cash and equity issuances. The Company will pay a monthly fee of $2,500 per month cash compensation. In addition, the Advisor will be awarded by the Company a total of 550,000 stock options such that: 150,000 stock options for each of the 3rd and 4th quarter for the 2020 Term of this Agreement. The stock options shall be granted on the first day of each calendar quarter and shall vest over three months. Additionally, 250,000 stock options shall be granted upon execution of this Agreement. These 250,000 stock options shall be fully and immediately vested upon issuance. The exercise price of the stock options will be in accordance with The Company’s stock option policy. Should the Company not file an effective S-8 registration with the Securities and Exchange Commission, the Advisor, at his sole discretion, may request an equal number of shares of Restricted Common Stock in lieu if the stock options.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Julie Smith

Effective July 1, 2020, Ms. Julie Smith has resigned all positions with the Company. There were no disagreements with Ms. Smith.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.01	Consulting Advisor Agreement with Michael Loiacono dated July 8, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MITESCO, INC.

Date: July 8, 2020	By:	/s/ Lawrence Diamond
Lawrence Diamond
Chief Executive Officer and Interim Chief Financial Officer